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Exhibit No. 10(B)
                            HANGAR SHARING AGREEMENT

      THIS HANGAR SHARING AGREEMENT (the "Agreement") made and entered into effective as of the 1st day of June, 2002 (the "Effective Date"), by and between Progressive Casualty Insurance Company, an Ohio corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("Progressive"), and ACME Operating Corporation, an Ohio corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("ACME").

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Corporate Heated Hangar Space Sublease dated May 31, 2002 (the "Hangar Lease"), by and between Progressive and Option Flights Support, Inc. ("Landlord"), Progressive leases certain hangar space from Landlord at Cuyahoga County Airport as more particularly described in the Hangar Lease as the Premises (referred to herein as the "Hangar Space"); and

      WHEREAS, each of Progressive and ACME owns or operates an airplane; and

      WHEREAS, pursuant to Progressive's rights under the Hangar Lease, Progressive permits ACME to use the Hangar Space for ACME's airplane; and

      WHEREAS, the parties desire to provide for the reimbursement of certain costs or expenses incurred by the parties in connection with the Hangar Lease from and after the Effective Date and to provide for certain other matters as provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

      1. Until this Agreement expires or is terminated according to its terms, ACME shall be permitted to use the Hangar Space, subject to all of the terms, conditions and requirements of the Hangar Lease.

      2. On or before the first day of each month during the term hereof, ACME shall pay to Progressive (or to an affiliate of Progressive, as designated by Progressive from time to time) an amount equal to one-half of the Basic Rent payable by Progressive under the Hangar Lease.

      3. Each party shall be responsible for the costs, expenses or charges, if any, incurred in connection with such party's airplane or personnel pursuant to the Hangar Lease. In addition, ACME agrees to reimburse to Progressive one-half of the costs, expenses or charges, if any, incurred under the Hangar Lease which are not reasonably allocable to either party's airplane or their respective personnel. The parties will use best efforts to allocate any such costs prior to payment and thereupon each party will pay the amounts allocated to its airplane or personnel. If necessary, the parties will conduct an annual accounting of the costs incurred in addition to the Basic Rent and, any amounts payable as the result of such accounting will be paid promptly by the appropriate party.


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      4.   Each party will allow the other to review during normal business hours its books and records regarding the Hangar Lease, the Hangar Space and costs incurred in connection therewith.

      5. This Agreement shall be subject to the terms of the Hangar Lease, the terms of which are incorporated herein. ACME acknowledges and agrees that it and its employees, agents and contractors shall be bound by, and shall comply with, the terms and conditions of the Hangar Lease and any rules or regulations promulgated by the Landlord thereunder with respect to the use of and conduct of persons in or around the Hangar Space.

      6. Upon the occurrence of an Event of Default (as hereinafter defined) under this Agreement, the non-defaulting party will have the right (i) to terminate this Agreement, and/or (ii) to bring an action or claim against the defaulting party for all sums which may be due and owing hereunder, and/or (iii) to pursue all other remedies available to it at law or in equity. Such remedies shall be cumulative and the non-defaulting party's decision to pursue one such remedy shall not prohibit it from pursuing one or more other available remedies at the same time or thereafter. For purposes hereof, the term "Event of Default" shall mean the occurrence and continuation of any of the following events of default hereunder:

            (a) The failure of a party to pay when due the any amounts due and owing hereunder, or any portion thereof, with a ten (10) day period of grace after written notice of nonpayment;

            (b) The material breach by a party of any other provision of this Agreement, which material breach shall continue for thirty (30) days after written notice to such party;

            (c)   If ACME shall:

                  (1) admit in writing its inability to pay, or fail to pay, its debts generally as they become due;

                  (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act or file an answer admitting or failing to deny the material allegations of such petition:

                  (3)   make an assignment for the benefit of its creditors;

                  (4) consent to the appointment of, or possession by, a custodian for itself or for the whole or substantially all of its property; or

                  (5) file a petition or answer seeking reorganization or arrangement or other aid or relief under any bankruptcy or insolvency laws or any other law for the relief of debtors or file an answer admitting, or fail to deny, the material allegations of a petition filed against it for any such relief.


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            (d)   If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of ACME, a custodian for ACME or the whole or substantially all of its property, or approving a petition filed against it seeking liquidation, reorganization or arrangement of ACME under any bankruptcy or insolvency laws or any other law for the relief of debtors, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or,

            (e) If, under the provision of any law for the relief of debtors, any court of competent jurisdiction or custodian shall assume custody or control of ACME or of the whole or any substantial part of its property without the consent of ACME, and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control.

      7. This Agreement shall commence as of the Effective Date and shall terminate on the earlier of (i) the expiration or earlier termination of the Hangar Lease for any reason, or (ii) termination of this Agreement by either party as a result of the other party's default, or (iii) ninety (90) days after either party elects, by written notice to the other party, to terminate this Agreement, whether or not a default or Event of Default then exists.

      8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and permitted assigns. This Agreement shall not be assignable by either party except upon the express written consent of the other party.

      9. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, and any changes or modifications hereto must be in writing and signed by authorized representatives of both parties. The parties hereto further agree that the courts of the United States and State of Ohio shall have jurisdiction over the parties with regard to any disputes arising under this Agreement and that this Agreement shall be interpreted and governed by the laws of the State of Ohio.

     10. Any notice, request or other communication to either party by the other hereunder shall be made in writing and shall be deemed given on the earlier of the date (i) personally delivered with receipt acknowledged, or (ii) telecopied at time of transmission or (iii) three (3) days after mailed by certified mail, return receipt requested, postage prepaid and addressed to the party at the address set forth in the first paragraph of this Agreement. The address of a party to which notices or copies of notices are to be given may be changed from time to time by such party by written notice to the other party.

     11. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, all of which together shall constitute one and the same agreement.

     12. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written. The persons signing below warrant their signatures.

ACME Operating Corporation

By:      /s/ Betty Powers
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Its:     Secretary
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Progressive Casualty Insurance Company

By:      /s/ Dane A. Shrallow
         --------------------
Its:     Vice President and Secretary
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